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                                                                    EXHIBIT 23.1

We have issued our report dated November 7, 2000, accompanying the consolidated financial statements incorporated by reference in the Annual Report of MindArrow Systems, Inc. and Subsidiaries on Form 10-K for the year ended September 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of MindArrow Systems, Inc. and Subsidiaries on Form S-8 (File No. 333-44604 and File No. 333-44602).

Grant Thornton LLP

Reno, Nevada
December 27, 2000